UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 17, 2009
SUNAIR SERVICES CORPORATION
(Exact name of registrant as specified in its charter)

Florida	1-04334	59-0780772

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1350 E. Newport Center Drive, Suite 201
Deerfield Beach, FL 33432
(Address of Principal Executive Office) (Zip Code)
(561) 208-7400
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, If Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.02	and 2.06. Results of Operations and Financial Condition; Material Impairments
     On November 17, 2009, the Audit Committee of Sunair Services Corporation (“Sunair”) concluded that in connection with the merger agreement dated September 28, 2009 between Massey Services, Inc and Sunair and the agreed upon purchase price specified in the merger agreement, a goodwill impairment triggering event occurred in September 2009. Statement of Financial Accounting Standards 142 (“SFAS 142”) requires goodwill to be tested for impairment annually and more frequently if events or changes in circumstances indicate that an asset might be impaired. Sunair tests goodwill for impairment annually as of September 30, which is the last day of its fiscal year. Additionally, goodwill impairment is reviewed each quarter by management in connection with the preparation of Sunair’s quarterly financial statements.
     Sunair entered into the merger agreement with Massey as of September 28, 2009. As of the date of the merger agreement, Sunair’s book value per share was approximately $3.81 per share. Sunair concluded that it will recognize an impairment to its goodwill as of September 30, 2009. The anticipated impairment amount will be approximately $14.2 million in its fiscal year ended September 30, 2009 (“fiscal 2009”), which was determined by multiplying the per share purchase price of $2.75 by the number of shares on a fully diluted basis (13,396,838), which totals $36.8 million, plus the assumed liabilities of approximately $23 million, which totals approximately $59.8 million, minus the total assets of approximately $74 million, which totals ($14.2 million). The write down is a non-cash event and has no effect on Sunair’s liquidity, cash flows, tangible capital ratios or operations.
     In addition to Sunair’s annual testing for impairment, management monitors changes in circumstances and financial results for potential impairment indicators. During each of the quarters in fiscal year 2009, after carefully considering many factors Sunair determined that no indicators of impairment to its goodwill had occurred during the period prior to September 30, 2009, and therefore no impairment charges were recorded in the interim reporting periods.
     Among the factors Sunair reviewed during this period were its decreased stock price. Sunair concluded that its share price was not a primary indicator of its value but more a result of depressed share prices generally caused by overall economic and market conditions. Sunair also reviewed its financial results. Sunair observed that notwithstanding its decrease in revenue for each period tested (approximately $5.4 million lower than revenue for fiscal year 2008) due to significant changes to the way it operated its business, EBITDA for Middleton Pest Control, Inc., its wholly-owned subsidiary, (“Middleton”) increased $2.2 million from $5.2 million in fiscal year 2008 to $7.4 million in fiscal year 2009, an increase of 41.7%. So although revenue was lower in 2009, cash flow and profitability increased significantly. See “Non-GAAP Financial Measures” below. Sunair’s financial results for fiscal 2009 have not been audited. Sunair disclosed Middleton’s estimated EBITDA for fiscal 2009 in its preliminary and definitive proxy statements filed with the Securities and Exchange Commission (“SEC”) on November 18, 2009 and November 20, 2009, respectively.
     In addition, the Statement of Financial Accounting Standards 142, paragraph 28e provides that impairment testing shall be completed when there is a more-likely-than-not, expectation that a reporting unit or a significant portion of a reporting unit will be sold or otherwise disposed of. In Sunair’s case, the ongoing discussions with Massey and others brought into question whether the enterprise value of the reporting unit, Middleton, had incurred an impairment. During the time periods that Sunair was discussing a possible transaction with Massey, including during each of the our quarters in fiscal year 2009, Sunair concluded that due to several significant terms and conditions of the various bids from Massey, which were unacceptable to it, including a lack of committed financing and a lack of a nonrefundable deposit, Sunair could not conclude that it was more likely than not that a transaction would occur and we therefore determined that no impairment to its goodwill had occurred during the periods prior to September 2009. During the fourth quarter of fiscal 2009, the proposal from Massey provided for committed financing, a nonrefundable deposit, and the parties reached agreement on other open issues, therefore making it more likely than not that a transaction would occur and that an impairment charge was necessary.
Non-GAAP Financial Measures
     EBITDA is a Non-GAAP financial measure. EBITDA is defined as net income plus net interest expense, provision for income taxes, depreciation and amortization. EBITDA has certain material limitations, including:
•	It does not include interest expense. Because Sunair has borrowed money in order to finance its operations, interest expense is a necessary element of its costs and ability to generate profits and cash flows. Therefore any measure that excludes interest expense has material limitations;

•	It does not include depreciation and amortization expense. Because Sunair uses capital assets, depreciation is a necessary element of its costs and ability to generate profits. In addition, because a significant portion of its assets consist of customer lists that were acquired in connection with its acquisitions of companies in the Lawn and Pest Control Services segment, amortization is necessary element of its costs and ability to generate profits. Therefore, any measure that excludes deprecation and amortization expense has material limitations; and

•	It does not include a provision for income taxes. Because the payment of income taxes is a necessary element of Sunair’s costs, particularly in the future, any measure that excludes tax expense has material limitations.
     Sunair has included these non-GAAP financial measures, because it believes EBITDA is an indicator of the profitability and performance of its core operations and reflects the changes in its operating results. These non-GAAP financial measures are not intended to be an alternative measure of operating income or gross profit margin as determined in accordance with generally accepted accounting principles. Sunair compensates for these limitations by using non-GAAP financial measures as only one of several comparative tools, together with GAAP measurements, to assist in the evaluation of its profitability and operating results. A reconciliation of EBITDA to income from Middleton operations for the fiscal years ended September 30, 2008 and 2009 is shown below:
MIDDLETON PEST CONTROL, INC.
Reconciliation of Net Income to EBITDA
Fiscal Years Ended September 30, 2009* and 2008

	2009*	2008
Net Income	$6,412,298	$3,998,214

EBITDA addbacks:
Interest	340,014	418,692
Depreciation	818,579	855,906

Total EBITDA addbacks	1,158,593	1,274,598

EBITDA	$7,570,891	$5,272,812

*	The financial results for fiscal 2009 have not been audited.
Cautionary Information Regarding Forward-Looking Statements
     This Current Report on Form 8-K contains forward-looking statements which are based upon Sunair’s current expectations and involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of Sunair, including, without limitation, Sunair’s estimates regarding the amount of its goodwill impairment charge for fiscal 2009 and Middleton’s estimated EBITDA for fiscal 2009. In order for Sunair to utilize the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, investors are hereby cautioned that certain factors may affect these forward-looking statements, including Sunair’s ability to accurately estimate the amount of its goodwill impairment charge for fiscal 2009 and Middleton’s EBITDA in fiscal 2009 and additional risks which are identified in Sunair’s SEC filings, including but not limited to Sunair’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008. Sunair undertakes no obligation to update or revise any such forward-looking statements.

Additional Information and Where to Find It.
     In connection with the Merger, Sunair filed a preliminary proxy statement with the SEC on October 2, 2009, an amended preliminary proxy statement on November 18, 2009 and a definitive proxy statement on November 20, 2009. Shareholders are urged to read the definitive proxy statement and any other relevant documents filed by Sunair with the SEC when they become available, because they will contain important information about the Merger. Sunair will mail the definitive proxy statement to its shareholders as of the record date of the special meeting to vote on the proposed Merger transaction. In addition, shareholders may obtain free copies of the proxy statement, as well as Sunair’s other filings, without charge, at the SEC’s web site ( www.sec.gov) when they become available. Copies of the filings may also be obtained without charge from Sunair by directing a request to: 1350 E. Nerwport Center Drive, Suite 201, Deerfield Beach, Florida 33442, Chief Financial Officer (telephone: 561 208-7400).
Participants in the Solicitation.
     Sunair’s directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from shareholders in respect of the proposed Merger transaction. Information regarding Sunair’s directors and executive officers is available in Sunair’s proxy statement for its 2009 annual meeting of shareholders, filed with the SEC on January 28, 2009. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUNAIR SERVICES CORPORATION
Date: November 23, 2009	By:	/s/ Jack I. Ruff
Jack I. Ruff
Chief Executive Officer

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